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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)-April 18, 2000

                          MELLON FINANCIAL CORPORATION
               (Exact name of registrant as specified in charter)


     Pennsylvania                      1-7410                  25-1233834
(State or other jurisdiction         (Commission            (I.R.S. Employer
 of incorporation)                   File Number)           Identification No.)

                               One Mellon Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania                  15258
                    (Address of principal executive offices)       (Zip code)


      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENTS

         By press release dated April 18, 2000, Mellon Financial Corporation (the "Corporation") announced first quarter 2000 results of operations. In the same release, the Corporation announced an increase in the quarterly cash dividend. The Corporation increased its quarterly Common Stock dividend by 10 percent to 22 cents per share payable on May 15, 2000, to shareholders of record at the close of business on April 28, 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit  Description
Number


99.1 Mellon Financial Corporation Press Release, dated April 18, 2000, announcing the matters referenced in Item 5 above.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            MELLON FINANCIAL CORPORATION



Date: April 18, 2000                        By:  /s/  Steven G. Elliott
                                                 ______________________________
                                                 Steven G. Elliott
                                                 Senior Vice Chairman and Chief
                                                 Financial Officer
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                                 EXHIBIT INDEX


Number                        Description                 Method of Filing

99.1                          Press Release dated         Filed herewith
                              April 18, 2000